SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): 03/19/2009

Vermillion, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-31617

DE (State or other jurisdiction of incorporation)	33-059-5156 (IRS Employer Identification No.)
47350 Fremont Blvd., Fremont, CA 94538
(Address of principal executive offices, including zip code)
510.226.2800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 19, 2009, Dr. Eric Fung, Vice President and Chief Scientific Officer, announced his resignation from Vermillion, Inc. (the “Company”) to pursue another career opportunity. Dr. Fung resigned for personal reasons and not as the result of any disagreement with the Company.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.
Date: March 23, 2009	By:	/s/ Gail S. Page
Gail S. Page
President and Chief Executive Officer